Exhibit 99.1

N E W S B U L L E T I N		RE: PEERLESS SYSTEMS CORPORATION 2381 Rosecrans Avenue
FRB	FROM: WEBER SHANDWICK FINANCIAL COMMUNICATIONS	El Segundo, CA 90245 NASDAQ: PRLS

FOR FURTHER INFORMATION:

At The Company: William Neil Chief Financial Officer (310) 297-3146	At FRB | Weber Shandwick: James Hoyne General Information (310) 407-6546	Scott Malchow Investor/Analyst Information (310) 407-6505

FOR IMMEDIATE RELEASE
November 26, 2002

PEERLESS SYSTEMS ANNOUNCES DISMISSAL OF CLASS
ACTION LAWSUIT

El Segundo, Calif., November 26, 2002 – Peerless Systems Corporation (Nasdaq: PRLS), a provider of imaging and networking systems to the digital document markets, today announced that on November 12, 2002, in the United States District Court for the Southern District of California, the Court entered a stipulation of voluntary dismissal and order dismissing the shareholder class action suit in its entirety. The dismissal is without prejudice to the rights of individuals to pursue separate claims.

As previously disclosed, a shareholder class action lawsuit was filed on August 28, 2000 against the Company and two of its former officers in the United States District Court for the Southern District of California. Plaintiffs submitted the voluntarily dismissal of the action against the Company and its former officers. No consideration has been provided by the Company or its former officers, and each side is to bear its own costs.

“It is with great pleasure that I can announce that the lawsuit has been dismissed,” said Howard J. Nellor, President and Chief Executive Officer of Peerless Systems. “We are delighted with this result and can now devote all of our resources to aggressively moving forward with our corporate objectives.”

About Peerless Systems Corporation
Peerless Systems Corporation, headquartered in El Segundo, California, is a provider of imaging and networking systems to the digital document markets. Digital document products include printers, copiers, fax machines, scanners and color products, as well as multifunction products that perform a combination of these imaging functions. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an imaging system. Networking systems supply the core software technologies to digital document products that enable them to communicate over local area networks and the Internet.

For more information, visit the Company’s Web site at www.peerless.com.

FRB|Weber Shandwick serves as financial relations counsel to this company, is acting on the company’s behalf in issuing this bulletin and is receiving compensation therefor.
The information contained herein is furnished for informational purposes only and is not to be construed as an offer to buy or sell securities.

Peerless Systems Corporation

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995
This Release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. The use of such words in connection with or related to any discussion of or reference to future operations, opportunities or financial performance sets apart forward-looking statements. In particular, statements regarding the Company’s outlook for future business, financial performance and growth, profitability, product availability and potential applications and successes and the impact on future performance of organizational and operational changes all constitute forward-looking statements.

These forward-looking statements are just predictions and best estimations consistent with the information available to the Company at this time. Thus they involve known and unknown risks and uncertainties such that actual results could differ materially from those projected in the forward-looking statements made in this release. Risks and uncertainties include those set forth in Peerless’ public filings with the Securities and Exchange Commission, including but not limited to the Company’s most recent Annual Report on Form 10-K dated January 31, 2002 in the Section called Risks and Uncertainties at pages 28 through 38, inclusive, filed on May 1, 2002, and the Company’s most recent Quarterly Report on Form 10-Q dated July 31, 2002 in the Section called Risks and Uncertainties at pages 16 through 26, inclusive, filed on September 16, 2002.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.

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